UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 2, 2006

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Non-Employee Director Compensation

On July 27, 2006, the Board of Directors of Electronic Arts Inc. (the “Company”), upon the recommendation of the Compensation Committee, modified the compensation arrangements for the Company’s non-employee directors. As modified, non-employee directors will receive the following cash compensation:

•	$50,000 annual retainer;

•	$10,000 annual retainer for service on the Audit Committee;

•	$10,000 additional annual retainer for service as Chair of the Audit Committee;

•	$7,500 annual retainer for service on the Compensation Committee or the Nominating and Governance Committee;

•	$7,500 additional annual retainer for service as Chair of the Compensation Committee;

•	$2,500 additional annual retainer for service as Chair of the Nominating and Governance Committee; and

•	$25,000 annual retainer for service as Lead Director.

Non-employee directors remain eligible to earn up to $1,000 per day, with the approval of the Board of Directors, for special assignments, which may include providing advisory services to management in such areas as sales, marketing, public relations and finance (provided, however, no independent director is eligible for a special assignment if the assignment or payment for the assignment would prevent the director from being considered independent under applicable NASDAQ Marketplace or SEC Rules).

The Board of Directors also approved a grant of 700 restricted stock units to each non-employee director, to be made at a future date on terms and conditions to be determined by the Board of Directors. Current non-employee directors will continue to receive an annual stock option grant to purchase 10,000 shares of the Company’s common stock upon his or her re-election to the Board, while newly elected directors will continue to receive a stock option grant to purchase 25,000 shares of the Company’s common stock upon their initial appointment or election to the Board of Directors.

Under the Company’s 2000 Equity Incentive Plan, non-employee directors may elect to receive all or part of their cash compensation in the form of common stock. As an incentive for the Company’s non-employee directors to increase their stock ownership in the Company, non-employee directors making such an election receive shares of common stock valued at 110% of the cash compensation they would have otherwise received.

Committee and Lead Director Assignments

On July 27, 2006, Gary M. Kusin succeeded Linda J. Srere as Lead Director of the Board of Directors. In addition, the Board of Directors also approved, upon the recommendation of the Nominating and Governance Committee, the following assignments to the committees of the Board:

Audit Committee	Compensation Committee	Nominating and Governance Committee

Gregory B. Maffei (Chair) Vivek Paul Richard A. Simonson	M. Richard Asher (Chair) Leonard S. Coleman Linda J. Srere	Gary M. Kusin (Chair) Leonard S. Coleman Timothy Mott Linda J. Srere

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: August 2, 2006	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel and Corporate Secretary